UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event report):

                                  July 1, 2003

                             PETROCORP INCORPORATED

             (Exact name of registrant as specified in its charter)

            Texas                       0-22650                  76-0380430
 ----------------------------    ------------------------    ------------------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

                     6733 South Yale, Tulsa, Oklahoma 74136
               (Address of principal executive offices) (zip code)

                         Registrant's telephone number,
                              including area code:
                                  918-491-4500



               _______________________N/A_________________________
          (Former name or former address, if changes since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

On July 1, 2003 PetroCorp Incorporated ("PetroCorp") (AMEX:PEX) issued a press release announcing it has entered into a letter of intent to be acquired by Unit Corporation (NYSE: UNT). The Press Release is attached as Exhibit 99(a) to this report.

The transaction would be valued at approximately $190,000,000 comprised of 2 million shares of Unit common stock and the remainder in cash. The sale price is subject to normal adjustments for transactions of this type. The transaction is dependent upon the execution of a definitive agreement and all necessary consents including PetroCorp shareholder approval. Fully diluted, PetroCorp will have approximately 13,130,000 shares outstanding.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  99(a)    Press Release.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PETROCORP INCORPORATED


                             By:   /s/ Steven R. Berlin
                                -----------------------
                                Steven R. Berlin,
                                Chief Financial Officer




Date: July 1, 2003


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                                  EXHIBIT INDEX

Exhibit No.                         Description
-------------                       ---------------------

99(a)                               Press Release.